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                           FORM N-4, ITEM 24(b)

4.38 Deferred Compensation Plan (DCP) Multiple-Fund Group Variable Annuity with
                              Stable Value Account
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AMERICAN UNITED LIFE INSURANCE COMPANY  a ONEAMERlCA @ company


ONEAMERICA:"

CONTRACT NUMBER: CONTRACTHOLDER:

[G XX,XXX ABC COMPANY

DATE OF ISSUE: CONTRACT DATE:

JANUARY 02,XXXX JANUARY 01, XXXX

FIRST CONTRACT ANNIVERSARY:

JANUARY 01, XXXX]

American United Life Insurance Company (AUL) issues this contract in consideration of the Contractholder's application and its payment of Contributions to AUL. When used in this contract, "we," "us," or "our" refer to AUL and "you" or "your" refer to the Contractholder.

All provisions and conditions stated on this and subsequent pages are part of this contract.

This contract is signed for us at our Home Office in Indianapolis, Indiana. Our mailing address is P.O. Box 368, Indianapolis, Indiana 46206-0368. Our street addwis is One American Square, Indianapolis, Indiana 46282.

AMERICAN UNITED LIFE INSURANCE COMPANY By

 [President and Chief Executive Officer] Attest

[Secretary]



AUL American Series Deferred Compensation Plan (DCP) Multiple-Fund Group Variable Annuity with Stable Value Account [(SBR)] Current Interest Credited N onparticipa ting

ACCUMULATION UNITS IN AN INVESTMENT ACCOUNT UNDER THIS CONTRACT MAY INCREASE OR DECREASE IN VALUE ACCORDING TO THE INVESTMENT PERFORMANCE OF THE UNDERLYING INVESTMENTS HELD BY THE INVESTMENT ACCOUNT. THE VALUE OF SUCH ASSETS AND ACCUMULATION UNITS IS NOT GUARANTEED. SECTION 4 OF THIS CONTRACT EXPLAINS THE VALUATION OF SUCH ASSETS AND ACCUMULATION UNITS.

If you have questions concerning your contract, or wish to register a complaint, you may reach us by calling [1-800-261-9618].

DCP-K(SV A)

(SBR)

TABLE OF CONTENTS

SECTION 1 - DEFINITIONS

[3]

SECTION 2 - ADMINISTRATION OF PARTICIPANT ACCOUNTS

[6]

2.1----- How Contributions Are Handled
2.2----- Transfers from Other Retirement Programs
2.3----- Reallocation of Participant Accounts
2.4----- Excess Contributions
2.5----- Transfers from Other Contracts

SECTION 3 - OPERATION OF THE STABLE VALUE ACCOUNT (SV A)

[8]

3.1 ----- Allocations to Participant Accounts
 3.2----- Provision of a Guaranteed Rate for the SV A
3.3----- Minimum Rate Guarantee
3.4----- Limitation on Contributions and Transfers to the SV A

SECTION 4 - VALUATION OF INVESTMENT ACCOUNTS

[9]

4.1----- Operation of Investment Accounts
4.2----- Valuation of Mutual Funds and Other Entities
4.3----- Accumulation Units
4.4----- Value of Accumulation Units
 4.5----- Valuing Participant Accounts

SECTION 5 - BENEFIT PAYMENTS AND TRANSFERS

[10]

5.1----- Plan Benefit Payments
 5.2----- Transfers Between Investment Options
5.3----- Transfers to and from the SV A

SECTION 6 - ANNUITIES

[12]

6.1----- Annuity Purchases
6.2----- Annuity Options
6.3----- Determining Annuity Amount
6.4----- Proof of Age and Survival; Minimum Payments
6.5----- Annuity Certificates

SECTION 7 - OTHER CONTRACT CHARGES

[14]

7.1----- Investment Option Charge (IOC)
7.2----- Taxes
7.3----- Reduction or Waiver of Charges
7.4----- Other Charges
7.5----- Variable Investment Plus (VIP) Credit Factor

SECTION 8 - CONTRACT MODIFICA nONS

[16]

DCP-K(SV A)

(SBR)

8.1----- Contract Amendment
 8.2----- Rates and 7 Charges
 8.3----- Conformance with Law
 8.4----- Addition, Deletion, or Substitution ofInvestments
8.5----- Our Right to Initiate Changes
8.6----- Prohibited Amendments

SECTION 9 - TERMINATION OF CONTRACT

9.1----- Termination by You
9.2----- Payment Upon Termination by You
 9.3----- Termination by Us
9.4----- Payment Upon Termination by Us
9.5----- Indemnification Required
9.6----- Effect on Contract Obligations

SECTION 10 - GENERAL PROVISIONS

10.1----- Ownership
10.2----- Entire Contract
 10.3----- Benefit Determinations
10.4----- Recordkeeping Services
10.5----- Representations and Warranties
 10.6----- Contractholder Representative; Misstatement of Data
10.7----- Assignment by Contractholder
10.8----- Form of Request, Notice, Instruction, or Direction
 10.9----- Quarterly Statement of Account Value
10.10----- Conformity with Law
10.11---- Gender and Number
10.12---- Facility of Payment
10.13---- Voting
10.14---- Acceptance of New Participants or Contributions
10.15---- Our Annual Statement
10.16---- Notice of Annual Meeting of Members

TABLE OF CONTRACT CHARGES

TABLE OF GUARANTEED IMMEDIATE ANNUITIES

TABLE OF INVESTMENT ACCOUNTS

DCP-K(SV A)

(SBR)

[18]

[20]

[23]

[24]

[25]

SECTION 1 - DEFINITIONS

1.1

"Account Value" for a Participant Account or a Contractholder-level account as of a date is:

(a)
(b)

that account's balance in the Stable Value Account (SV A) on that date; plus the value of that account's Accumulation Units in each Investment Account on that date.

1.2

"Accumulation Unit" is a valuation device used to measure increases in and decreases to the value of any Investment Account.

1.3

"Annuity Commencement Date" is the first day ofthe month an annuity begins under this contract. This date may not be later than the date a Participant's periodic benefits are required to commence under the Code.

1.4

"Business Day" is any day both the New York Stock Exchange and our Home Office are open for the general conduct of business.

1.5

"Code" means the Internal Revenue Code of 1986, as amended, and any applicable regulations and rulings issued thereunder.

1.6

The "First Contract Anniversary" is listed on the contract face page. Subsequent "Contract Anniversaries" are on the same day of each subsequent year.

1.7

"Contract Quarter" is each of the four successive three-month periods in a Contract Year.

1.8

The first "Contract Year" starts on the Contract Date and ends on the day before the First Contract Anniversary. Each subsequent Contract Year starts on a Contract Anniversary and ends on the day before the next Contract Anniversary.

1.9

"Contributions" are amounts that can be allocated to Participant Accounts according to your instructions and that have been paid to us or transferred to this contract trom a prior AUL group annuity contract or a prior funding medium pursuant to the Plan. Such transferred amounts may be listed under categories other than "Contributions" on annual and quarterly reporting.

1.10

"Contribution-Source" means each type of Contribution allowed under the Plan.

1.11

"Excess Contributions" are Contributions in excess of the applicable Code limits. You are responsible for tracking Excess Contributions.

1.12

"Guaranteed Rates" are the guaranteed annual effective rates of interest we credit on a daily basis to the SV A. A Guaranteed Rate is a fixed interest rate that does not vary based on the investment experience of AUL's general account, and may be modified only prospectively, as described in 3.2.

1.13

"Guaranteed SV A Account Value" is applied pursuant to the provisions of 2.l, 5.1, 6.1, 9.2, and 9.4, and is equal to the greater of:

(1)

the SV A Account Value, or

(2)

an amount equal to the total of all Contributions, reallocations, transfers, and interest credited thereto, that are allocated to the SV A for a Participant or the Contractholder that have not been withdrawn previously from the SV A, at an annual effective rate of interest (credited trom the date of allocation to the SV A) equal to [the average 5-year Constant Maturity Treasury

DCP-K(SV A)

(SBR)

1.14

1.15

1.16

1.17

1.18

Rate reported by the Federal Reserve for the month of October of the calendar year immediately preceding each calendar year in which monies are invested in the SV A (rounded to the nearest 0.05%), minus 1.25%. This interest rate shall not be less than 1 % nor greater than 3%.]

When a partial withdrawal, partial annuitization, or any transfer is made for a Participant under 5.1, 5.2, or 6.1, the amount described in (2) above shall be reduced proportionally (i.e., both the amount described in (2) above and the SV A Account Value shall be reduced by the same percentage) to reflect such withdrawal, annuitization, or transfer if, at that time, the amount described in
(2) above is less than or equal to the SV A Account Value. When such a partial withdrawal, partial annuitization, or any transfer is made for a Participant under those Sections, the amount described in (2) above shall be reduced dollar-for-dollar to reflect such withdrawal, annuitization, or transfer if, at that time, the amount described in (2) above is greater than the SV A Account Value.

We may elect at any time to credit to the Participant's or Contractholder's SV A Account Value as additional earnings an amount equal to any excess by which the amount described in (2) above exceeds the SV A Account Value, even if done prior to application of the provisions of 2.1, 5.1, 6.1,9.2, or 9.4.

If a Participant has a distributable event and is less than 100% vested under the Plan, and if he receives all or a portion of his vested Account Value as a Plan benefit, his entire non-vested Account Value as of such date of withdrawal (including an amount equal to any excess by which the amount described in (2) above exceeds the SV A Account Value) shall be transferred and credited as of such date to a Contractholder-Ievel forfeiture account in this contract. However, if none of the Participant's vested Account Value is withdrawn to provide a benefit, an amount equal to his nonvested Account Value (including an amount equal to any excess by which the amount described in (2) above exceeds the SV A Account Value) shall only be transferred and credited to the Contractholder-Ievel forfeiture account as of the date that a permanent break in service has occurred under the Plan. If the Participant is rehired after terminating employment and if the Plan allows, he may repay the amount of his withdrawal into his Account and any amount that had been transferred and credited to the Contractholder-Ievel forfeiture account will be transferred from that account and re-credited to the Participant's Account.

"Home Office" is our principal office in Indianapolis, Indiana. For anything to be "received by AUL," it must be received at our Home Office.

"Investment Account" means each distinct portfolio established within our Variable Account and identified in the Table ofInvestment Accounts in this contract. Amounts allocated to any Investment Account are invested in the shares of the corresponding Mutual Fund, Portfolio, or other entity identified in the Table of Investment Accounts. Our "Variable Account" is a separate account we maintain under Indiana law which is called the AUL American Unit Trust and which is registered under the Investment Company Act of 1940 as a unit investment trust. A "Competing Investment Account" is any [money market or bond Investment Account with a duration of less than 3 years], as determined solely by AUL.

"Investment Option" is the SV A, the Interest Account described in 9.2(a)(2), or any Investment Account.

"Mutual Fund" means any diversified, open-end, management company made available by us, and listed in the Table ofInvestment Accounts.

"Participant" is any person participating in the Plan that has a Participant Account.

DCP-K(SV A)

(SBR)

1.19

1.20

1.21

1.22

1.23

1.24

1.25

1.26

"Participant Account" is an account under this contract for each Participant. Each ContributionSource is tracked separately within the Participant Account. We credit Contributions to Participant Accounts and Contribution-Sources as you direct.

"Plan" means the Plan Sponsor's plan of deferred compensation for which Contributions are made to this contract.

"Plan Sponsor" is [ABC Company].

"Portfolio" is a portfolio established within a particular Mutual Fund, as described in the Mutual Fund's current prospectus.

"Stable Value Account" or "SV A" is an Investment Option described in 3 to which Contributions may be allocated for accumulation at the Guaranteed Rates. The SV A and the Interest Account described in 9.2(a)(2) are Investment Options within our general asset account.

"Valuation Periods" start at the close of each Business Day and end at the close of the next Business Day.

The "Withdrawal Charge" is a percentage of the Investment Account Account Value and the SV A Account Value (or the portion of the Guaranteed SV A Account Value that is equal to the SV A Account Value) withdrawn under this contract and a percentage ofthe amount paid out under 9.2 of this contract. The Withdrawal Charge will not apply to Account Values withdrawn to provide certain benefit payments or an annuity as described in 5.1 and 6.1, respectively. The percentage varies by the [Contract Year] in which a withdrawal is made. The Withdrawal Charge percentage is as follows:

[During: Contract Years 1 -5 6-10 Thereafter

Percentage 8 4 0]

In no event will the cumulative total of all Withdrawal Charges, including those previously assessed against any amount withdrawn from a Participant Account or Contractholder-level account, exceed [8.5%)oftotal Contributions allocated to that account.

Withdrawal Value" is a Participant's or Contractholder's Investment Account Account Value plus the SV A Account Value or the Guaranteed SV A Account Value (depending on whether the entire Account is withdrawn), less any Withdrawal Charge.

DCP-K(SV A)

(SBR)

SECTION 2 - ADMINISTRATION OF PARTICIPANT ACCOUNTS

2.1

How Contributions Are Handled: Contributions are credited to the appropriate Contribution-Sources within each Participant Account as you direct in your allocation instructions. A Participant's initial Contribution is allocated to the Participant Account by [the second Business Day after we (1) receive the initial Contribution or, if later, (2) receive all data necessary to complete the allocation (including data required to establish the Participant Account, the amount of the Participant's Contribution, and Investment Option elections)J. Subsequent Contributions are allocated to the Participant Account on [the Business Day we (1) receive that Contribution or, if later, (2) receive all data necessary to complete the allocationJ.

If we receive funds which cannot be allocated to a Participant's Account, those funds will be returned to you in their entirety or, at our option, only the unallocable portion will be returned to you, within [5J Business Days.

Notwithstanding the previous paragraph, funds received from a prior Plan provider that we cannot allocate to Participant Accounts will not be returned to you or to such provider, but instead will be allocated to a Contractholder-Ievel account and invested in those Investment Options approved by you. When we receive the allocation data from the prior Plan provider, such funds (plus gains/minus losses) will be transferred from the Contractholder-Ievel account to the appropriate Participant Account(s). If such funds have been allocated to the SV A, an amount equal to the Guaranteed SV A Account Value will be transferred from the Contractholder-Ievel account and credited to the appropriate Participant Account(s) on a pro rata basis.

If we can allocate a Contribution to a Participant's Account, but we have not received Investment Option elections for that Participant, the Contribution will be credited to the following default Investment Option: [(insert chosen default Investment Option here)/. Subsequently received Investment Option elections for that Participant will be used to allocate future Contributions only. We will transfer amounts previously allocated for that Participant to such default Investment Option, plus gains or minus losses thereon, only if we are directed to make a transfer. This transfer request must be submitted in a format specifically authorized by us.

Participant Account funds may be allocated to Investment Options in any increments acceptable to us. Investment Option elections remain in effect until changed by you or your designee. A change in Investment Option elections is made by giving us new Investment Option elections.

As soon as administratively feasible following the Business Day that we receive your notice of intent to terminate the contract pursuant to 9.1, but no later than [5J Business Days following the Business Day that we receive such notice, no Contributions may be credited to the SV A. If we receive Contributions that are to be credited to the SV A pursuant to your direction or Participant direction after the date that no Contributions may be credited to the SV A, such Contributions shall instead be credited to the Interest Account described in 9.2(a)(2).

2.2

Transfers from Other Retirement Programs: If permitted by the Plan and by applicable state and federal law, we may accept, or may initiate the transfer of, amounts transferred from other retirement programs. Such transferred amounts, as identified by you, are credited as a rollover Contribution under the appropriate Participant Account and are tracked within this contract as required by applicable state and federal law.

Reallocation of Participant Accounts: You may direct us to reallocate all or a portion of the Account Value of any Participant Account among other Participant Accounts. You must certify that such reallocation is in accordance with the Plan. If a Participant's Account is reallocated or a portion paid out for the benefit of an alternate payee pursuant to a Qualified Domestic Relations Order (Q DRO), DCP-K(SV A) (SBR) 6

2.3
prior to the division of his Account we shall credit to his Account as additional earnings an amount equal to any excess by which the amount described in 1.13(2) exceeds his SV A Account Value as of such reallocation or payment date.

2.4

Excess Contributions: Contributions may vary in amount and frequency, as determined by your Plan.

On receipt of instructions from you, we will withdraw Excess Contributions, plus gains and minus losses, from a Participant Account and return them to the Participant, or as you otherwise direct. Such instructions must state the amount to be returned and certify that such Contributions are Excess Contributions and that such return is permitted by the Plan and the Code. A return of Excess Contributions is not subject to a Withdrawal Charge.

2.5

Transfers from Other Contracts: We may require amounts transferred to a Participant Account from other AUL group annuity contracts to be credited to the SV A. We will advise you if this limitation applies before accepting such a transfer.

DCP-K(SV A)

(SBR)

SECTION 3 -- OPERATION OF THE STABLE VALUE ACCOUNT (SVA)

3.1

Allocations to Participant Accounts: We allocate each Participant's Contributions to the SV A based on the infonnation you provide. We credit interest daily to the SV A Account Value from the date of the Contribution or transfer to the SV A to the date of withdrawal or transfer from the SV A to an Investment Account.

3.2

     Provision of a Guaranteed Rate for the SVA: Each year, at least [35 days) prior to January 1, we shall declare a Guaranteed Rate for the SV A that shall apply for the subsequent calendar year. All monies in the SV A will earn interest at the Guaranteed Rate in effect. At the time we declare a Guaranteed Rate for the next year, you shall have the option of rejecting the new rate, provided that notice of such rejection is received by us at our Home Office at least [5 days) prior to the date that the new Guaranteed Rate takes effect. If you reject the new Guaranteed Rate, you will have tenninated the contract as provided in 9.1. Until such time as SV A funds are transferred to the Interest Account pursuant to 9.2( a)(2) and are distributed using the fonn of payment elected by you (as described in 9.2(a)(2)), amounts invested in the SV A and in the Interest Account shall continue to earn interest at the Guaranteed Rate in effect for the SV A as of the Business Day that we receive notice of your rejection of the new Guaranteed Rate at our Home Office.

3.3

Minimum Rate Guarantee: No Guaranteed Rate may be less than an annual effective interest rate of [0%). Thus, principal and interest accrued on all amounts invested in the SV A are guaranteed (although such amounts are subject to the Withdrawal Charge).

3.4

Limitation on Contributions and Transfers to the SV A: Except for annuity purchases as described in 6.1, we reserve the right to limit or disallow allocation of new Contributions, transfers, and loan repayments to the SV A upon [30) days notice to you.

DCP-K(SV A)

(SBR)

8
SECTION 4 - VALUATION OF INVESTMENT ACCOUNTS

4.1

Operation ofInvestment Accounts: All income, gains, or losses, realized or unrealized, from assets held in any Investment Account are credited to or charged against the applicable Investment Account without regard to our other income, gains, or losses. Investment Account assets are not chargeable with liabilities arising out of any other business we may conduct.

4.2

Valuation of Mutual Funds and Other Entities: The current report or prospectus for each Mutual Fund or other entity listed in the second column of the Table ofInvestment Accounts describes how that Mutual Fund's or other entity's assets are valued.

4.3

Accumulation Units: We credit amounts allocated to an Investment Account in Accumulation Units. The Accumulation Unit value used is the one for the Valuation Period when we allocate the amount to the Investment Account. .

4.4

Value of Accumulation Units: We establish the initial Accumulation Unit value for a new Investment Account on the inception date of that Investment Account. The value of an Accumulation Unit for any later Valuation Period reflects the 4.l income, gains, and losses and the 7.1 Investment Option Charge (IOC). We determine the Accumulation Unit value before giving effect to any additions, withdrawals, or transfers in the current Valuation Period.

4.5

Valuing Participant Accounts: We determine the Account Value in an Investment Account by multiplying the Accumulation Units in a Participant Account by the Accumulation Unit value. The Accumulation Unit value of an Investment Account changes only on a Business Day.

DCP-K(SV A)

(SBR)

SECTION 5 - BENEFIT PAYMENTS AND TRANSFERS

Plan Benefit Payments: You will advise us of any person for whom a payment is due under the Plan, including the nature and amount of such payment, before the date such payment is due or as soon thereafter as is practicable. Any withdrawal request under this Section must certify the purpose of the request.

5.1

Prior to notification of contract termination (but not thereafter, subject to the provisions of 9 .2), you may direct us to withdraw and pay to you, or as you direct, all or a portion of a Participant's (1) Investment Account Account Value and (2) his SV A Account Value (or his Guaranteed SV A Account Value if his entire Account is withdrawn) in a lump sum to provide:

[(a)

[(b)

[(c)

Plan benefits for retirement, death, disability, nnforeseeable emergencies, loans, or required minimum distribution benefits pursuant to Code 401(a)(9). Such a withdrawal is not subject to a Withdrawal Charge.]

Plan benefits for termination of employment. Such a withdrawal is not subject to a Withdrawal Charge, with the following exceptions:

(1)

Any such payment requested for a Participant who terminates employment on or after the date your Plan is terminated is subject to a Withdrawal Charge.

(2)

Any such payment requested for a Participant whose termination of employment is part of a partial Plan termination under IRS guidelines is subject to a Withdrawal Charge.

(3)

Even ifthere is no full or partial Plan termination under paragraphs (1) and (2) above, any such termination of employment payments during the Contract Year (or, at our option, during the 365-day period preceding our receipt of a termination of employment benefit payment request) which exceed 20% of the aggregate Account Value of all Participant Accounts determined as ofthe first day ofthe Contract Year (or the first day ofthe 365-day period) are subject to a Withdrawal Charge.

(4)

Any such payment requested for a Participant who terminates employment on or after the date the Plan Sponsor files for protection under federal bankruptcy law, is deemed insolvent, dissolves, closes, or shuts down its business, or ceases operations is subject to a Withdrawal Charge. ]

Plan benefits not otherwise listed in Subsections (a) and (b) above. Such a withdrawal is subject to a Withdrawal Charge.]

Under (b)(1), (2), (3), and (4) and under (c) above, ifthe entire Investment Account Account Value and Guaranteed SV A Account Value is withdrawn, the amount paid equals the Withdrawal Value minus any charges described in 7 that are not included in the Accumulation Unit value. If a portion of the Investment Account Account Value and SV A Account Value is withdrawn, the Investment Account Account Value and SV A Account Value is reduced by an amount sufficient to make the payment requested and to cover the Withdrawal Charge and any charges described in 7 that are not included in the Accumulation Unit value, subject to the provisions of 1.13.

DCP-K(SV A)

A withdrawal request is effective, and the Investment Account Account Value, SV A Account Value,

(SBR)
and Guaranteed SV A Account Value to be applied pursuant to this Section is detennined, on [the Business Day that we receive a proper withdrawal request (or due proof of death, if received later)]. We will pay any cash lump sum to you or your designee within [7 days] from that Business Day, except as we may be pennitted to defer such payment of amounts withdrawn from the Variable Account in accordance with appropriate provisions of the federal securities laws. We reserve the right to defer the payment of amounts withdrawn from the SV A under this 5 for a period of up to [6 months] after we receive the withdrawal request.

If the Participant's beneficiary elects not to take a distribution of a death benefit and an account for him is maintained under this contract, the Guaranteed SV A Account Value transferred to his account will continue to be maintained for him until the beneficiary elects to take a distribution, at which time the beneficiary's SV A Account Value (or his Guaranteed SV A Account Value ifhis entire Account is withdrawn) as well as his Investment Account Account Value will be used to provide such payment, and shall not be subject to a Withdrawal Charge.

As soon as administratively feasible following the Business Day that we receive your notice of intent to tenninate the contract pursuant to 9.1, but no later than [5] Business Days following the Business Day that we receive such notice, the above-described Plan benefits shall not be paid under this Section, but instead amounts shall be paid under the provisions of 9.

5.2

Transfers Between Investment Options: You may direct us to transfer a Participant's Investment Account Account Value and SV A Account Value between Investment Options, or to initiate Participant-directed transfers between Investment Options if allowed under your Plan. A transfer is deemed "Participant-directed" only if it reflects the Participant's investment choice, free of any suggestion or influence by you, the Plan Sponsor, or any fiduciary or other party to the administration or management of the Plan (with the exception of any investment advice rendered by a third-party provider for whom an Investment Advice Provider Fee is earned under the Table of Contract Charges). A transfer that is not "Participant-directed" is Contractholder-directed and is subject to 5.3(b). Transfers are effective on [the Business Day that we receive the transfer direction]. Transfer directions for a Participant Account may be made daily on any Business Day. We will make the transfer as requested within [7] days from the date we receive the request, except as we may be pennitted to defer the transfer of amounts withdrawn from the Variable Account in accordance with appropriate provisions of the federal securities laws. We reserve the right to defer a transfer of amounts from the SV A for a period of up to [6 months] after we receive the transfer request.

5.3

Transfers to and from the SV A:

(a)

As soon as administratively feasible following the Business Day that we receive your notice of intent to tenninate the contract pursuant to 9.1, but no later than [5] Business Days following the Business Day that we receive such notice, no transfers from the SV A may be made.

(b)

Contractholder-directed transfers to and from the SV A are subject to our approval.

DCP-K(SV A)

(SBR)

SECTION 6 - ANNUITIES

6.1

Annuity Purchases: Prior to notification of contract termination (but not thereafter, subject to the provisions of 9), you may withdraw all or a portion of a Participant's Investment Account Account Va1ue and SV A Account Value (or his Guaranteed SV A Account Value if his entire Account is withdrawn) to provide a Plan benefit in the form of an annuity. Such a withdrawal is not subject to a Withdrawal Charge. On the date we receive an annuity purchase request, we transfer the amount requested to the SV A if it is an available Investment Option, otherwise to the default Investment Option listed in 2.1. Such amounts remain in the SV A or the default Investment Option until the Investment Account Account Value and SV A Account Value (or Guaranteed SV A Account Value if his entire Account is withdrawn) of such requested amounts (reflecting gains and losses) is applied to purchase the annuity on [the last day ofthe month preceding the Annuity Commencement Date.] As of that annuity purchase date, those Participant Account funds are no longer maintained in this contract.

Your annuity purchase request must specify the purpose for the annuity, the election of an annuity option, Annuity Commencement Date, any contingent annuitant or beneficiary, and any additional information we require. If the Participant or any contingent annuitant dies before the Annuity Commencement Date, the annuity election is cancelled.

The minimum amount that may be applied to purchase an annuity is [the lesser of $10,000 or the Participant's entire Investment Account Account Value plus his Guaranteed SV A Account Value].

6.2

As soon as administratively feasible following the Business Day that we receive your notice of intent to terminate the contract pursuant to 9.1, but no later than [5] Business Days following the Business Day that we receive such notice, Plan benefits payable in the form of an annuity shall not be paid under this Section, but instead amounts shall be paid under the provisions of 9.

Annuity Options: You may elect any optional form of annuity we offer at the time of purchase. Available annuity options always include:

(a)
(b)

Life Annuity. A monthly annuity is payable as long as the annuitant lives.

Survivorship Annuity. A monthly annuity is payable as long as the annuitant lives. After the annuitant's death, all or a portion of the monthly annuity is paid to the contingent annuitant as long as the contingent annuitant lives.

(c)

1 0- Year Certain and Life Annuity. A monthly annuity is payable to the annuitant for as long as the annuitant lives. If the annuitant dies before receiving payments for the 1 O-year certain period, any remaining payments for the balance ofthe 1 O-year certain period are paid to the annuitant's beneficiary.

If a certain period annuity is available, the certain period may not extend beyond the life expectancy of a Participant or the joint life expectancy of a Participant and any contingent. annuitant, as determined on the Annuity Commencement Date.

6.3

Determining Annuity Amount: We compute the annuity amount using the factors reflected in the Table of Guaranteed Immediate Annuities attached to this contract. However, if our current single premium, nonparticipating, immediate annuity rates for this class of group annuity contracts produce a higher monthly annuity than the Table of Guaranteed Immediate Annuities, then that more favorable annuity rate is applied.

6.4

Proof of Age and Survival; Minimum Payments: We may require proof of any annuitant's or contingent annuitant's date of birth before commencing payments under any annuity. We may also require proofthat an annuitant or contingent annuitant is living before making any annuity payment. If a monthly annuity is less than our current established minimum payment, we may make payments on a less-frequent basis.

DCP-K(SV A)

(SBR)

6.5

Annuity Certificates: We issue to each person for whom an annuity is purchased a certificate setting forth the annuity's amount and terms.

DCP-K(SV A)

(SBR)

SECTION 7 - OTHER CONTRACT CHARGES

7.1

Investment Option Charge (IOe): Under 4.4, the Accumulation Unit values of all Investment Accounts reflect the daily equivalent of an laC expressed as an annual percentage.

The laC for an Investment Account is applied directly against the Investment Account and is equal to the sum of "x" + "y" where:

"x" =

a current charge for the investment advisory fees and for the operational, organizational, and other expenses of the corresponding Mutual Fund, Portfolio, or other entity in which the Investment Account invests. Periodically, for a given Investment Account, "x" will change to reflect changes in the related expenses and other factors. Any change in "x" for an Investment Account will be effective without prior written notice. It is the Mutual Fund, Portfolio, or other entity that collects this charge, not AUL. Copies of the prospectuses or reports of the Mutual Fund, Portfolio, or other entity are available for review.

"y"=

a current combined mortality risk charge and expense risk charge of [1.25%].

7.2

Taxes: We may deduct charges equal to any premium tax we incur tIom the balance applied to purchase an annuity or at such other time as premium taxes are incurred by AUL. We may also deduct from Investment Accounts reasonable charges for federal, state, or local income taxes we incur that are attributable to such Investment Accounts.

7.3

Reduction or Waiver of Charges: We may reduce or waive the Withdrawal Charge or the charges discussed above if the appropriate expenses associated with the sale or administration of any contract are reduced or if a contract is sold covering our employees or directors, those of the OneAmerica@ Funds, Inc., or to either's affiliates.

7.4

Other Charges:

(a)

We apply those charges listed in the Table of Contract Charges.

(b)

Charges due AUL for which the Plan is responsible, and to which the Plan Sponsor and Contractholder have otherwise agreed in writing, which are unpaid [60 days] after the payment due date, will be deducted from Participant Accounts on a pro-rata basis. These charges may include, but are not limited to, Participant statement mailing fees, Form 5500 fees, administrative fees, data reconciliation and reconstruction fees, commissions, and contract application/installation fees for a takeover Plan. The Plan Sponsor must pay any charges for which the Plan Sponsor (not the Plan) is responsible, and to which the Plan Sponsor has otherwise agreed in writing. These charges include contract application/installation fees for a new Plan.

7.5

Variable Investment Plus (VIP) Credit Factor: We determine a VIP credit factor each month by multiplying the portions of the aggregate month-end Account Value in all Investment Accounts by the monthly equivalent of the corresponding annual VIP credit factors in the table

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below. The sum of these products is divided by the aggregate month-end Account Value in all Investment Accounts. We multiply the resulting percentage by each Participant's month-end Account Value in each Investment Account, and add the resulting amount to the Participant's Account Value for that Investment Account.

[A22re2ate Month-End Account Value allocated to Investment Accounts $0-$249,999 $250,000-$999,999 $1,000,000-$1,999,999 $2,000,000-$2,999,999
$3,000,000-$4,999,999 Over $5,000,000

Annual VIP Credit Factors 0.00% 0.60% 0.65% 0.75% 0.85% 0.95%]

The VIP Credit Factor may be reduced by an annual charge percentage equal to the current fixed dollar charge for expenses you have selected and agreed to in your AUL administrative services agreement divided by the aggregate period-end Account Value in all Investment Accounts. Periodend will be month-end. Alternatively, at our option and upon [30] days notice to you prior to the beginning of the next calendar quarter, we may use the aggregate calendar quarter-end Account Value in all Investment Accounts to calculate this charge. We also reserve the right to revert to a month-end calculation upon [30] days notice to you prior to the beginning of the month in which the change is to be effective. Such charge percentage may not reduce the VIP Credit Factor below 0%.

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SECTION 8 - CONTRACT MODIFICATIONS

8.1

Contract Amendment: You and we may agree to any change or amendment to this contract without the consent of any other person or entity. This contract cannot be modified or amended, nor can any provision or condition be waived, except by written authorization of a corporate officer of AUL.

8.2

Rates and 7 Charges: We may announce new Guaranteed Rates, as described in
3.2. We may also modify the charge levels in 7 (but may not exceed the maximum charge levels listed in the Table of Contract Charges) using the procedures of 8.5.

8.3

Conformance with Law: We may amend this contract at any time, without your consent, or that of any other person or entity, if the amendment is reasonably needed to comply with, or give you or Participants the benefit of, any provisions of federal or state laws. Any such amendment will be delivered to you prior to its effective date.

8.4

Addition, Deletion, or Substitution of Investments:

(a)

We reserve the right, subject to compliance with applicable law, to make additions to, deletions from, substitution for, or combinations of, the securities that are held by any Investment Account or that any Investment Account may purchase. We reserve the right to eliminate the shares of any of the eligible Mutual Funds, Portfolios, or other entities and to substitute shares of, or interests in, another Mutual Fund, Portfolio, or another investment vehicle, for shares already purchased or to be purchased in the future under the contract, if the shares of any or all eligible Mutual Funds, Portfolios, or other entities are no longer available for investment or if further investment in any or all eligible Mutual Funds, Portfolios, or other entities becomes inappropriate in view of the purposes of the contract. Where required under applicable law, we will not substitute any shares attributable to your interest in any Investment Account without notice, your approval or Participant approval, or prior approval of the Securities and Exchange Commission or a state insurance commissioner, and without following the filing or other procedures established by applicable state insurance regulators.

Nothing contained herein will prevent the Variable Account from purchasing other securities for other series or classes of contracts, or from effecting a conversion between series or classes of contracts on the basis of requests made by a majority of other contractholders or as permitted by federal law .

(b)

We reserve the right to establish additional Investment Accounts, each of which would invest in the corresponding Mutual Fund, Portfolio, or other entity, or in other securities or investment vehicles. We reserve the right to eliminate or combine existing Investment Accounts if marketing, tax, or investment conditions warrant. We reserve the right to provide other Investment Options under this contract at any time. Subject to any required regulatory approvals, we reserve the right to transfer assets from any Investment Account to another separate account of AUL or Investment Account.

(c)

In the event of any such substitution or change, we may, by appropriate amendment, make such changes in this contract as may be necessary or appropriate to reflect such substitution or change. Any transfer request or Investment Option election received on or after the effective date of such substitution or change that reflects the previous Investment Option that has been substituted or changed will be transacted using the new substituted or changed Investment Option. If deemed by us to be in the best interests of persons or entities having

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voting rights under this contract, the Variable Account may be operated as a management investment company under the Investment Company Act of 1940 or any other form permitted by law, it may be deregistered in the event such registration is no longer required under the Investment Company Act of 1940, or it may be combined with other separate accounts of AUL or an affiliate thereof. We may take such action as is necessary to comply with, or to obtain, exemptions from the Securities and Exchange Commission with regard to the Variable Account. Subject to compliance with applicable law, we also may combine one or more Investment Accounts and may establish a committee, board, or other group to manage one or more aspects of the Investment Accounts.

8.5

Our Right to Initiate Changes: In addition to those amendments permitted by 8.2, 8.3, and 8.4, we may initiate an additional provision or modification of any other provision of this contract (except for those prohibited amendments listed in 8.6) by giving you [60] days notice of such modification. Any such modification is effective without your affirmative assent.

8.6

Prohibited Amendments:

(a)

Notwithstanding our right to initiate changes under 8.5, we may not initiate changes to the method of calculating the Guaranteed SVA Account Value as set out in 1.13, our obligation to set Guaranteed Rates for the period of time specified in 3.2, the payment provisions upon contract termination specified in 9.2, or the maximum charge levels listed in the Table of Contract Charges. We may not modify the Table of Guaranteed Immediate Annuities more often than once every 5 years, and such modified Table will only apply to those individuals who become Participants on or after the effective date of such modification.

(b)

No modification to this contract may change the terms of a previously purchased annuity or reduce any interest guarantee applicable to Participant Account balances held in the SV A on the modification's effective date.

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SECTION 9 - TERMINATION OF CONTRACT

Tennination by You: You may tenninate this contract by giving us notice and electing a fonn of payment described in 9 .2. Your rejection of a new Guaranteed Rate declared for the SV A pursuant to 3.2 shall constitute notice of your tennination of the contract, provided that notice of such rejection is received by us at our Home Office at least [5 days] prior to the date that the new Guaranteed Rate takes effect. The contract tennination effective date is [the Business Day that we receive your notice at our Home Office].

9.1

9.2

Payment Upon Tennination by You: If you tenninate the contract, you may elect the following options:

(a)

(1)

We pay you the aggregate Investment Account Withdrawal Value of all Participant Accounts and Contractholder-level accounts in a lump-sum. Such Withdrawal Value will be detennined on the tennination effective date and paid within [7] days from the tennination effective date, except as we may be pennitted to defer payment in accordance with appropriate provisions of the federal securities laws.

(2)

The Guaranteed SV A Account Value for a Participant or the Contractholder as detennined on the tennination effective date shall be transferred as ofthat date from the SV A to an Interest Account within our general asset account within [7] days from the tennination effective date. (Amounts may be credited to this Interest Account only as described in this Subsection (a)(2).) All amounts accumulated in this Interest Account shall continue to earn interest in a specific calendar year at the Guaranteed Rate in effect for the SV A as of the contract tennination effective date, but such interest shall never be less than [the average 5-year Constant Maturity Treasury Rate reported by the Federal Reserve for the month of October ofthe calendar year immediately preceding such specific calendar year (rounded to the nearest 0.05%), minus 1.25%. This minimum guaranteed interest rate shall not be less than 1 % nor greater than 3%.]

Amounts accumulated in this Interest Account, subject to a Withdrawal Charge, shall be paid out [365 days] following the contract tennination effective date. [Only Plan benefit distributions that are paid pursuant to 6.1, and Plan benefit distributions that are paid pursuant to 5.1 for retirement, death, disability, termination of employment, and Code 401(a)(9) required minimum distributions that are not subj ect to a Withdrawal Charge, shall continue to be made during this 365-day period.] Provided that both you and we agree, an earlier payout within this [365-day] period may be arranged.

Transfer to Another Contract: You may pennit a Participant to transfer his Investment Account Account Value and his Guaranteed SV A Account Value to any group annuity contract that has a withdrawal charge that we may make available. You may pennit a Participant to transfer his Investment Account Account Value and his Guaranteed SV A Account Value, subject to a Withdrawal Charge, to any group annuity contract that does not have a withdrawal charge that we may make available. Any such amounts are transferred on the contract tennination effective date. Monies in the SV A can be transferred to such group annuity contract, subject to the same limitations as described in Subsection (a)(2) above.

(b)

As soon as administratively feasible following the Business Day that we receive your notice of intent to tenninate the contract, but no later than [5] Business Days following the Business Day that we receive such notice, no Contributions may be credited to the SVA pursuant to 2.1, and no transfers to or from the SV A may be made pursuant to 5.3.

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9.3

Termination by Us: We have the right, subject to applicable state law, to terminate any Participant Account established under this contract at any time during the Contract Year if the Account Value of the Participant Account is less than [$200 ] for the first Contract Year in which a Contribution is made for the Participant, and [$400] for any subsequent Contract Year, and at least [6 monthsJ have elapsed since the last previous Contribution to the contract. If we elect to terminate a Participant Account, the termination will be effective on the date [6 monthsJ following the date we give notice to you and the Participant that the Participant Account is to be terminated, provided that any Contributions made during the [6-month J period are insufficient to raise the Account Value up to the minimum level.

9.4

Payment Upon Termination by Us: As of the effective date of termination of a Participant Account by us, we may elect to have a single sum equal to the Investment Account Account Value and the Guaranteed SV A Account Value of the Participant Account on the effective date of termination paid to you within [7J days from that date. Any such payment is in full settlement of the Participant Account under this contract and in lieu of any other payment under its terms.

9.5

Indemnification Required: Payments or transfers under 9.2 are in full settlement of our obligations under this contract. Prior to making such payments or transfers under 9.2, we may require you and the Plan Sponsor to indemnify and hold us harmless from any and all losses, claims, or demands that may later be asserted against us in connection with the making of such payment or transfer.

9.6

Effect on Contract Obligations: Any annuities purchased prior to notification of contract termination are unaffected by a termination. We may refuse further Contributions at any time after a termination notice has been given. If we have been providing Plan and/or Participant recordkeeping services, such services stop on the termination effective date, we cease to maintain individual Participant Accounts under the contract and cease to provide quarterly statements of Account Value, and any administrative services agreement between you and us regarding your Plan and/or this contract is thereby terminated. This contract terminates automatically if no amounts remain in either the SV A or any Investment Account.

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10.3

10.4

10.5

SECTION 10 - GENERAL PROVISIONS

10.1

Ownership: You own this contract. No other person or entity has any right, title, or interest in this contract or to amounts received or credited under it until you make such amounts available to them. All amounts received or credited under this contract become our property. Weare obligated to make only the payments or distributions specified in this contract. Assets shall be held for the exclusive benefit of Participants and their beneficiaries under the Plan. No benefit or privilege under the contract may be sold, assigned, discounted, or pledged as collateral for a loan, as security for the performance of an obligation, or for any other purpose to any person or entity other than AUL.

10.2

Entire Contract: This contract and your application constitute the entire agreement between you and us. Weare not a party to, nor bound by, a Plan, trust, custodial agreement, or other agreement, or any amendment or modification to any of the same. Weare not a fiduciary under this contract or under any such Plan, trust, custodial agreement, or other agreement.

Benefit Determinations: You will furnish us whatever information is necessary to establish the eligibility for and amount of annuity or other benefit due. We rely solely on your instructions and certifications with respect to Participant benefits. You are fully responsible for determining:

(a)

whether benefit payments are permitted under applicable law and the Plan and

(b)

the existence or amount of Excess Contributions (plus gains or minus losses thereon), or that returns of Excess Contributions are permitted by the Plan and the Code.

We may rely on your or your designee's statements or representations in honoring any benefit payment request.

We require that a Participant execute and submit to us an affidavit that we prepare in order that we may process that Participant's benefit payable under this contract if you, the Plan Sponsor, the Plan Trustee, and the Plan Administrator are no longer in existence at the time we receive that Participant's benefit payment request.

Recordkeeping Services: We generally provide Plan recordkeeping services when all of a Plan's funds are held under this contract. We decline to provide Plan recordkeeping services if you elect to allocate Plan funds to investments other than this contract, or if your Plan's recordkeeping practices, in our judgment, impose an administrative or financial burden on us. If we cease to provide Plan recordkeeping for any reason, we cease to maintain individual Participant Accounts under the contract and cease toprovide quarterly statements of Account Value, and any administrative services agreement between you and us regarding your Plan and/or this contract is thereby terminated.

Representations and Warranties: You and we mutually represent and warrant, each to the other, that each is fully authorized to enter into this contract and that this contract is a valid and binding obligation and that the execution of this contract does not violate any law, regulation, judgment, or order by which the representing party is bound. In addition, you represent and warrant to us that:

(use this (a) if the Plan is a 457(b) plan) (a) the Plan is [a deferred compensation plan that meets the requirements of Code 457(b));

(use this (a) if the Plan is a 457(f) plan) (a) the Plan is [a deferred compensation plan that meets the requirements of Code 457(f) and Code 409A);

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10.6

10.7

10.8

10.9

10.10

10.11

10.12

(use this (a) if the Plan is not a 457(f) plan, but is a 409A plan) (a) the Plan is (a deferred compensation plan that meets the requirements of Code 409A);

(use this (a) if the Plan is a grandfathered 409A plan) (a) the Plan is [a deferred compensation plan that is a grandfathered Code 409A plan];

(b)

the execution of this contract has been authorized by the Plan fiduciary responsible for Plan investment decisions; and

(c)

the execution or performance of this contract does not violate any Plan provision or any law, regulation, judgment, or order by which the Plan is bound.

We do not make any representation or warranty regarding the federal, state, or local tax status of this contract, any Participant Account, or any transaction involving this contract.

Contractholder Representative; Misstatement of Data: You may designate a representative to act on your behalf under this contract or to receive any payment made pursuant to this contract. We may rely on any information you, your designee, or a Participant furnishes. We need not inquire as to the accuracy or completeness of such information. If any essential data pertaining to any person has been omitted or misstated, including, but not limited to, a misstatement of an annuitant's or contingent annuitant's age, we will make an equitable adjustment to provide the annuity or other benefit determined using correct data.

Assignment by Contractholder: You may assign this contract by filing the original or a duplicate of the assignment with us. We are not responsible for the validity of an assignment.

Form of Request, Notice, Instruction, or Direction: When reference is made to you, your designee, or a Participant making a request or giving notice, instruction, or direction, such request, notice, instruction, or direction must be in writing, or in a form otherwise acceptable to us, and is effective when we receive it.

Quarterly Statement of Account Value: Reasonably promptly after the end of each Contract Quarter, we will prepare a statement of the Account Value for each Participant Account, unless we cease to maintain individual Participant Accounts pursuant to 9.6 and 10.4.

Conformity with Law: Any benefit payable under this contract shall not be less than the minimum benefit required by the insurance laws of the state in which the contract is delivered. Language in this contract referring to state or federal tax, securities, or other statutes or rules do not incorporate within this contract any such statutes or rules.

Gender and Number: Whenever the context so requires, the plural includes the singular, the singular the plural, and the masculine the feminine.

Facility of Payment: If any Participant, contingent annuitant, or beneficiary is legally incapable of giving a valid receipt for any payment, if no guardian has been appointed, and if we receive a valid power of attorney for such Participant, contingent annuitant, or beneficiary, we may pay the person or persons named in such power of attorney. We may also pay you directly or as you otherwise instruct. Any such payment fully discharges us to the extent of such payment.

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10.13

Voting: We own all shares of a Mutual Fund, Portfolio, or other entity held in an Investment Account. We exercise the voting rights of such shares at all shareholder meetings on all matters requiring shareholder voting under the Investment Company Act of 1940 or other applicable laws. Our vote reflects instructions received from persons having the voting interest in the shares, as follows:

(a)

You have the voting interest under this contract. Unless otherwise required by applicable law, the number of shares of a Mutual Fund, Portfolio, or other entity for which you may give voting instructions is detennined by dividing the aggregate Account Values in the affected Investment Account by the net asset value of the shares of the Mutual Fund, Portfolio, or other entity. Fractional votes are counted. Our detennination is made as of the date used by the Mutual Fund, Portfolio, or other entity to detennine shareholders eligible to vote.

(b)

We vote shares proportionally, to reflect the voting instructions we receive in a timely manner from you and from all other contractholders. If no timely voting instructions are received from you, we vote shares proportionally, to reflect the voting instructions we received in a timely manner for all other contracts.

To the extent pennitted by applicable law, we may vote shares in our own right or may modify the above procedures to reflect changes in the law or its interpretation.

We will provide prospectuses and other reports as required by applicable federal law.

10.14

Acceptance of New Participants or Contributions: We may refuse to accept new Participants or new Contributions at any time.

10.15

Our Annual Statement: No provision of this contract controls, detennines, or modifies any annual statement made by us to any insurance department, contractholder, regulatory body, or other person. Nor does anything in such annual statement control, detennine, or modify the provisions of this contract.

10.16 Notice of Annual Meeting of Members: By-law, Art II, Sec. 2: the regular annual meeting of the members of American United Mutual Insurance Holding Company shall be held at its principal place of business on [the third Thursday in February each year at ten o'clock A.M. local time] or at such other location, place, or time as may be designated by the Board of Directors. The election of directors shall be held at the annual meeting.

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TABLE OF CONTRACT CHARGES

(1)

Participant Account Charge: We deduct a Participant Account Charge of up to $10 per Contract Quarter on the last day of each Contract Quarter from each Participant Account in existence on such day for as long as the Participant Account is in effect. Alternatively, we may bill this charge to you. If the entire balance of a Participant Account is applied or withdrawn before the last day of the Contract Quarter pursuant to the contract, the Participant Account Charge attributable to the period of time which has elapsed since the first day of the Contract Quarter in which such application or withdrawal of funds is made will not be deducted from the amount applied or withdrawn and will not be billed to you.

(2)

Loan Initiation Fee: We assess a Loan Initiation Fee of up to $100 against the Account of any Participant for whom a Plan loan withdrawal is requested under this contract.

(3)

Loan Administration Fee: On the last day of each Contract Quarter, we deduct from a Participant's Account a Loan Administration Fee of up to $12.50 for each Plan loan ofthe Participant that remains outstanding on such day. Alternatively, we may bill this charge to you if you and we mutually agree. If the entire balance of a Participant Account is applied or withdrawn before the last day of the Contract Quarter pursuant to the contract, the Loan Administration Fee attributable to the period of time which has elapsed since the first day of the Contract Quarter in which such application or withdrawal of funds is made will not be deducted from the amount applied or withdrawn and will not be billed to you.

(4)

Charge for Non-Electronic Transfers: We charge a service fee of up to $5 for non-electronic transfers between Investment Options, which will either be billed to you or deducted from the applicable Participant Account.

(5)

Distribution Fee: We bill you for a Distribution Fee of up to $40 for each Participant for whom a withdrawal is made under this contract in which the entire Participant Account is distributed in a lump-sum. Alternatively, we may assess this Distribution Fee against the affected Participant Account if permitted under applicable law, regulations, and rulings.

(6)

Contract Termination Individual Participant Check Fee: We bill you for a fee of up to $100 for each Participant for whom an individual check is prepared upon contract termination. (This charge does not apply to a lump-sum payment to you upon contract termination.) Alternatively, we may assess this fee against the affected Participant Account if permitted under applicable law, regulations, and rulings.

(7)

Investment Advice Provider Fee: We bill you for an Investment Advice Provider Fee in an amount separately agreed upon by you and the third-party investment advice provider. Alternatively, we may assess this Investment Advice Provider Fee against the Account of each Participant who utilizes the investment advice provider's services if permitted under applicable law, regulations, and rulings. The entire fee collected by us will be forwarded to the investment advice provider. We do not retain any portion of this fee.

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[TABLE OF GUARANTEED IMMEDIATE ANNUITIES

MONTHL Y INCOME PER $1,000 OF ACCOUNT VALUE

10-YEAR CERTAIN ADJUSTED AGE LIFE ANNUITY AND LIFE ANNUITY 45 2.7498 2.7455 46
2.7986 2.7938 47 2.8498 2.8444 48 2.9036 2.8975 49 2.9602 2.9532 50 3.0197
3.0116 51 3.0823 3.0730 52 3.1483 3.1375 53 3.2178 3.2052 54 3.2913 3.2763 55
3.3690 3.3512 56 3.4511 3.4299 57 3.5381 3.5126 58 3.6301 3.5995 59 3.7273
3.6906 60 3.8300 3.7862 61 3.9387 3.8865 62 4.0536 3.9919 63 4.1751 4.1024 64
4.3037 4.2184 65 4.4397 4.3400 66 4.5837 4.4676 67 4.7365 4.6014 68 4.8992
4.7419 69 5.0735 4.8895 70 5.2610 5.0448 71 5.4635 5.2077 72 5.6823 5.3783 73
5.9180 5.5559 74 6.1718 5.7400 75 6.4456 5.9301

Adjusted Age = Actual Age at Settlement (in years and completed months) less the following number of months: [0.6 times (Birth Year - 1915)] rounded to the nearest integer.

Guaranteed purchase rates are 100% of the net single premium for the benefit provided based on 85% of the unprojected 1994 Group Annuity Reserving Table for females with interest at 1.5%.]

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TABLE OF INVESTMENT ACCOUNTS

The following Investment Accounts are made available to you under this contract. By completing a form we require, you may restrict the Investment Accounts that you make available to your Participants. Amounts allocated to any Investment Account identified below are invested in the shares of the corresponding Mutual Fund, Portfolio, or other entity listed below. Any restrictions imposed on AUL's ability to buy or sell shares in a Mutual Fund, Portfolio, or other entity listed below, and any fees imposed on AUL in connection with the purchase or sale of such shares, will be applied to any transaction by the Contractholder or Participant involving the corresponding listed Investment Account. Competing Investment Accounts are not available under this contract.

Investment Account

     ({Note: ComfJetinf! Investment Accounts are not to be available under this contract and are not to be listed here.)

Mutual Fund. Portfolio. or Other Entity

AIM Basic Value AIM Capital Development AIM Dynamics AIM Energy AIM Financial Services AIM Global Equity AIM Global Health Care AIM International Growth AIM Leisure AIM Mid Cap Core Equity AIM Small Cap Growth AIM Technology AllianceBernstein Focused Growth & Income AllianceBernstein Global Value AllianceBernstein International Growth AllianceBernstein International Value AllianceBernstein Mid-Cap Growth AllianceBernstein SmalIJMid Cap Value AllianceBernstein Small-Cap Growth AllianceBernstein Value Allianz CCM Capital Appreciation Allianz CCM Mid-Cap Allianz NFJ Dividend Value Allianz NFJ Small Cap Value Allianz OpCap Renaissance Fund Allianz OpCap Value Alger Capital Appreciation Institutional Alger Small ICap Growth Institutional American
Century@ Emerging Markets American Century@ Equity Growth American Century@ Equity Income American Century@ Ginnie Mae American Century@ Growth American Century@ Heritage American Century@ Inflation-Adjusted Bond American Century@ International Growth American Century@ New Opportunities II American Century@ Large Company Value American Century@ Real Estate American Century@ Select American Century@ Strategic Allocation: Aggressive American Century@ Strategic
Allocation: Conservative American Century@ Strategic Allocation: Moderate American Century@ Ultra

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AIM Basic Value Fund (A Class) AIM Capital Development Fund (Instl) AIM Dynamics Fund (Investor) AIM Energy Fund (K Class) AIM Financial Services Fund (K Class) AIM Global Equity Fund (A Class) AIM Global Health Care Fund (K Class) AIM International Growth Fund (Instl) AIM Leisure Fund (K Class) AIM Mid Cap Core Equity Fund (R Class) AIM Small Cap Growth Fund (R Class) AIM Technology Fund (K Class) AllianceBernstein Focused Growth & Income Fund (R Class) AllianceBernstein Global Value Fund (R Class) AllianceBernstein International Growth Fund (R Class) AllianceBernstein International Value Fund (R Class) AllianceBernstein Mid-Cap Growth Fund (R Class) AllianceBernstein SmalIJMid Cap Value Fund (R Class) AllianceBernstein Small-Cap Growth Fund (R Class) AllianceBernstein Value Fund (R Class) Allianz CCM Capital Apprecitaion Fund (R Class) Allianz CCM Mid-Cap Fund (Admin) Allinaz NFJ Dividend Value (R Class) Allianz NFJ Small Cap Value (R Class) Allianz OpCap Renaissance Fund (R Class) Allianz OpCap Value Fund (R Class) Alger Capital Appreciation Institutional (R Class) Alger SmalIJCap Growth Institutional (R Class) American Century@ Emerging Markets (Inv) American Century@ Equity Growth Fund (Advisor Class) American Century@ Equity Income Fund (Advisor Class) American Century@ Ginnie Mae Fund (Advisor Class) American Century@ Growth Fuud (Advisor Class) American Century@ Heritage Fund (Advisor Class) American Century@ Inflation-Adjusted Bond Fund (Advisor Class) American Century@ International Growth Fund (Advisor Class) American Century@ New Opportunities II Fund (A Class) American Century@ Large Company Value Fund (Advisor Class) American Century@ Real Estate (Advisor Class) American Century@ Select Fund (Advisor Class) American Century@ Strategic
Allocation: Aggressive Fund (Advisor Class) American Century@ Strategic
Allocation: Conservative Fund (Advisor Class) American Century@ Strategic
Allocation: Moderate Fund (Advisor Class) American Century@ Ultra Fund (Advisor Class)

(SBR)

American Century@ Vista Fund American Funds AMCAP American Funds American High Income Trust American Funds Capital World Growth & Income American Funds EuroPacific Growth American Funds Fundamental Investors American Funds Growth Fund of America American Funds Intermediate Bond Fund of America Dreyfus Premier Future Leaders Dreyfys Premier Health Care Dreyfus Premier New Leaders Dreyfus Premier Structured MidCap Dreyfus Premier Third Century Dreyfus Premier Worldwide Growth Fidelity@ Advisor Dividend Growth Fidelity@ Advisor Dynamic Capital Appreciation Fidelity@ Advisor Equity Growth Fidelity@ Advisor Equity Income Fidelity@ Advisor Fifty Fidelity@ Advisor Freedom 2010 Fidelity@ Advisor Freedom 2015 Fidelity@ Advisor Freedom 2020 Fidelity@ Advisor Freedom 2025 Fidelity@ Advisor Freedom 2030 Fidelity@ Advisor Freedom 2035 Fidelity@ Advisor Freedom 2040 Fidelity@ Advisor Freedom 2045 Fidelity@ Advisor Freedom 2050 Fidelity@ Advisor Freedom Income Fidelity@ Advisor Growth & Income Fidelity@ Advisor Growth Opportunities Fidelity@ Advisor Leveraged Company Stock Fidelity@ Advisor New Insights Fidelity@ Advisor Small Cap Fifth Third Mid Cap Growth Fifth Third Multi Cap Value Fifth Third Quality Growth Fifth Third Strategic Income First American Mid-Cap Growth Opportunities First American Mid-Cap Value First American Small Cap Select First American Small Cap Value First American Strategy Growth Allocation Franklin Capital Growth Franklin Flex Cap Growth Franklin Small Mid Cap Growth Franklin Strategic Income Goldman Sachs Mid-Cap Value Goldman Sachs Small Cap Value Goldman Sachs Strategic Growth Goldman Sachs Tollkeeper Janus Adviser Forty Janus Adviser Growth and Income Janus Adviser INTECH Risk-Managed Growth Janus Adviser Mid Cap Value Janus Adviser Small Company Value Lord Abbett Developing Growth

DCP-K(SV A)

American Century@ Vista Fund (Advisor Class) American Funds AMCAP (R3 Class) American Funds American High Income Trust (R3 Class) American Funds Capital World Growth & Income (R3 Class) American Funds EuroPacific Growth (R3 Class) American Funds Fundamental Investors (R3 Class) American Funds Growth Fund of America (R3 Class) American Funds Intermediate Bond Fund of America (R3 Class) Dreyfus Premier Future Leaders Fund (T Class) Dreyfus Premier Health Care Fund (R Class) Dreyfus Premier New Leaders Fund (T Class) Dreyfus Premier Structured MidCap Fund (T Class) Dreyfus Premier Third Century Fund (T Class) Dreyfus Premier Worldwide Growth Fund (T Class) Fidelity@ Advisor Dividend Growth Fund (T Class) Fidelity@ Advisor Dynamic Capital Appreciation Fund (T Class) Fidelity@ Advisor Equity Growth Fund (T Class) Fidelity@ Advisor Equity Income Fund (T Class) Fidelity@ Advisor Fifty Fund (A Class) Fidelity@ Advisor Freedom 2010 Fund (T Class) Fidelity@ Advisor Freedom 2015 Fund (T Class) Fidelity@ Advisor Freedom 2020 Fund (T Class) Fidelity@ Advisor Freedom 2025 Fund (T Class) Fidelity@ Advisor Freedom 2030 Fund (T Class) Fidelity@ Advisor Freedom 2035 Fund (T Class) Fidelity@ Advisor Freedom 2040 Fund (T Class) Fidelity@ Advisor Freedom 2045 Fund (T Class) Fidelity@ Advisor Freedom 2050 Fund (T Class) Fidelity@ Advisor Freedom Income Fund (T Class) Fidelity@ Advisor Growth & Income Fund (T Class) Fidelity@ Advisor Growth Opportunities Fund (T Class) Fidelity@ Advisor Leveraged Company Stock (T Class) Fidelity@ Advisor New Insights Fund (T Class) Fidelity@ Advisor Small Cap (T Class) Fifth Third Mid Cap Growth Fund (Advisor Class) Fifth Third Multi Cap Value Fund (Advisor Class) Fifth Third Quality Growth Fund (Advisor Class) Fifth Third Strategic Income Fund (Advisor Class) First American Mid-Cap Growth Opportunities (R Class) First American Mid-Cap Value (R Class) First American Small Cap Select (R Class) First American Small Cap Value (R Class) First American Strategy Growth Allocation (R Class) Franklin Capital Growth Fund (R Class) Franklin Flex Cap Growth Fund (R Class) Franklin Small Mid Cap Growth Fund (R Class) Franklin Strategic Income Fund (R Class) Goldman Sachs Mid-Cap Value (Inst Class) Goldman Sachs Small Cap Value (Inst Class) Goldman Sachs Strategic Growth (Inst Class) Goldman Sachs Tollkeeper (Inst Class) Janus Adviser Forty Fund (R Class) Janus Adviser Growth and Income Fund (R Class) Janus Adviser INTECH Risk-Managed Growth Fund (I Class) Janus Adviser Mid Cap Value Fund (SVC) Janus Adviser Small Company Value Fund (I Class) Lord Abbett Developing Growth Fund (P Class)

(SBR)

Lord Abbett Growth Opportunities Lord Abbett Small-Cap Blend Marshall Mid-Cap Growth Marshall Mid-Cap Value Marshall Small-Cap Growth Neuberger Berman Fasciano Neuberger Berman Focus Neuberger Berman Millennium Neuberger Berman Partners OneAmerica@ Asset Director OneAmerica@ Investment Grade Bond OneAmerican Socially Responsive Portfolio OneAmerica@ Value Oppenheimer Global Oppenheimer International Bond Oppenheimer Main Street Opportunity Oppenheimer Small Cap Oppenheimer Strategic Income PIMCO High Yield PIMCO Total Return Pioneer Pioneer Bond Pioneer Emerging Markets Pioneer High Yield Pioneer Mid-Cap Value Pioneer Oak Ridge Large Cap Growth Pioneer Small Cap Value Russell 2010 Strategy Russell 2020 Strategy Russell 2030 Strategy Russell 2040 Strategy Russell LifePoints Balanced Russell LifePoints Conservative Russell LifePoints Equity Growth Strategy Russell LifePoints Growth Strategy Russell LifePoints Moderate State Street Equity 500 Index T. Rowe Price Blue Chip Growth T. Rowe Price Equity Income T. Rowe Price Growth Stock T. Rowe Price International Growth & Income T. Rowe Price International Stock Templeton Foreign Templeton Growth Thornburg Core Growth Thornburg International Value Thornburg Limited-Term Income Thornburg Value Timothy Conservative Growth Timothy Strategic Growth

DCP-K(SVA)

Lord Abbett Growth Opportunities Fund (P Class) Lord Abbett Small-Cap Blend Fund (P Class) Marshall Mid-Cap Growth Fund (Investor Class) Marshall Mid-Cap Value Fund (Investor Class) Marshall Small-Cap Growth Fund (Investor Class) Neuberger Berman Fasciano Fund (Advisor Class) Neuberger Berman Focus Fund (Advisor Class) Neuberger Berman Millennium Fund (Advisor Class) Neuberger Berman Partners Fund (Advisor Class) OneAmerica@ Asset Director Portfolio (Advisor Class) OneAmerica@ Investment Grade Bond Portfolio (Advisor Class) OneAmerica Socially Responsive Portfolio (0 Class) OneAmerica@ Value Portfolio (Advisor Class) Oppenheimer Global Fund (N Class) Oppenheimer International Bond Fund (N Class) Oppenheimer Main Street Opportunity Fund (N Class) Oppenheimer Small Cap Fund (A Class) Oppenheimer Strategic Income Fund (A Class) PIMCO High Yield Fund (R Class) PIMCO Total Return Fund (R Class) Pioneer Fund (R Class) Pioneer Bond Fund (R Class) Pioneer Emerging Markets (A Class) Pioneer High Yield Fund (R Class) Pioneer Mid-Cap Value Fund (R Class) Pioneer Oak Ridge Large Cap Growth Fund (R Class) Pioneer Small Cap Value Fund (R Class) Russell 2010 Strategy Fund (D Class) Russell 2020 Strategy Fund (D Class) Russell 2030 Strategy Fund (D Class) Russell 2040 Strategy Fund (D Class) Russell LifePoints Balanced Strategy Fund (D Class) Russell LifePoints Conservative Strategy Fund (D Class) Russell LifePoints Equity Growth Strategy Fund (D Class) Russell LifePoints Growth Strategy Fund (D Class) Russell LifePoints Moderate Strategy Fund (D Class) State Street Equity 500 Index T. Rowe Price Blue Chip Growth Fund (R Class) T. Rowe Price Equity Income Portfolio (R Class) T. Rowe Price Growth Stock Fund (R Class) T. Rowe Price International Growth & Income Fund (R Class) T. Rowe Price International Stock Fund (R Class) Templeton Foreign Fund (R Class) Templeton Growth Fund (R Class) Thornburg Core Growth Fund (R Class) Thornburg International Value Fund (R Class) Thornburg Limited-Term Income Fund (R Class) Thornburg Value Fund (R Class) Timothy Conservative Growth Fund (A Class) Timothy Strategic Growth Fund (A Class)]

(SBR)

27